UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 3, 2014, Questcor Pharmaceuticals, Inc. (“Questcor” or the “Company”) provided the following disclosure:

Questcor has a strong track record of providing therapies to patients with unmet medical needs. Despite the Company’s focus on, and track record of, creating value for Questcor’s stakeholders, including patients, physicians and shareholders, since at least January 2012, Questcor has been the subject of a “short attack” or “bear raid”. The Company believes that this attack has taken several forms and has involved numerous hedge funds that would generate investment gains from a decrease in the Company’s stock price. In connection with this attack, one entity has published several reports about Questcor, including in July 2012, September 2012, October 2012, December 2012, November 2013, and December 2013. On February 27, 2014, this entity published another report that has resulted in volatility in the Company’s share price.

Questcor believes that the entities involved in the short attack have been actively engaged in promoting activities solely focused on tarnishing Questcor’s reputation and distracting investors from the Company’s investment fundamentals. Questcor has discussed the short attack with the Division of Enforcement of the Securities and Exchange Commission, or SEC, and the Company continues to evaluate various options to protect the Company’s shareholders as well as the reputation of Questcor and its employees.

The most recent attempt to drive down the Company’s share price centered on a purported finding that Questcor’s primary product, H.P. Acthar® Gel, was not meeting FDA specifications and contained “deamidated corticotropin.”

Following Questcor’s 2001 acquisition of Acthar from Aventis, the FDA reviewed and approved the transfer of the manufacturing process, final formulation and fill process, packaging, release specifications and bioassays required for testing and release of Acthar Active Pharmaceutical Ingredient, or API, and Acthar finished vials. Acthar manufacturing processes and specifications have remained unchanged since these approvals were granted. Based on FDA-approved testing requirements, each lot of Acthar meets FDA-mandated specifications, including specifications for potency, which have not changed over several decades.

Regarding Acthar containing “deamidated corticotropin”, this peptide has been listed for many years in the FDA-approved Acthar package inserts. The amino acid sequence for “ACTH” provided in the Description section of the current FDA-approved Acthar package insert and the FDA-approved package inserts before and after Questcor’s 2001 acquisition of Acthar is, in fact, porcine deamindated ACTH(1-39) or what has been referred to by others as “deamidated corticotropin.” Therefore, what the short sellers’ research firm claims to have found appears to be consistent with what is specified on the FDA-approved Acthar package insert.

Acthar is a naturally-derived, complex peptide formulation that is not yet fully understood. This is not unusual for naturally-derived products. As the FDA notes on its website, “In contrast to chemically synthesized small molecular weight drugs, which have a well-defined structure and can be thoroughly characterized, biological products are generally derived from living material - human, animal, or microorganism - are complex in structure, and thus are usually not fully characterized.”

Questor’s research and development program will continue to require significant investment of time and resources, including financial resources. Acthar was originally approved by the FDA in 1952. New indications were added following this approval, including Multiple Sclerosis Exacerbations in 1978 and Infantile Spasms (IS) in 2010. The label was significantly revised in 2010 in conjunction with the IS approval. Notwithstanding these more recent approvals, Questcor continues to work to develop a more comprehensive understanding of the individual components in this important product.

Questcor expects that the short attack against the Company and its stock price will continue, though it is unclear what future attempts will be made in an effort to reduce the price of the Company’s stock. Questcor previously disclosed some of the topics that have been raised during the short attack in “Question and Answer” format in the Company’s Form 8-K filed with the SEC on January 23, 2014, and repeats that disclosure below (Q&A No. 17 in the previous Form 8-K):

Questcor stock has been volatile and the short interest is high. How would you respond to third parties who may be negative about Questcor?

A review of a few of the topics that have been raised by third parties over the last three years is probably worthwhile. First it was claimed that Acthar was just a steroid, or that its activity was identical to that of steroids. Eventually this claim was abandoned as investors recognized that Acthar is not a steroid and that it has been reported to have direct steroid-independent effects in addition to its steroidogenic properties, and that Acthar has produced clear benefits for many patients who have tried steroids but require another treatment option.

Then it was claimed that only a few physicians were prescribing Acthar, and that additional physicians would not prescribe, so that the drug would not become widely adopted in [Multiple Sclerosis Exacerbations], [Proteinuria in the Nephrotic Syndrome], or other indications. Instead, over time prescriptions and the number of prescribing physicians grew in each of these indications, so that over 3,500 physicians wrote prescriptions in 2013. Additional claims were then made that insurers would stop paying for Acthar. Instead, insurers continued to pay for Acthar, although insurers have required prior authorizations and other requirements that are often applied to specialty pharmaceuticals as they grow and become more widely adopted.

More recent claims focused on Questcor’s support of patent support programs, including co-pay assistance programs. The Company, like several other pharmaceutical companies, supports patient support programs, including co-pay assistance programs, to help ensure that economically disadvantaged patients whose healthcare providers believe they could benefit from certain drugs would receive the financial help needed to obtain those drugs. The Company will continue to support patient support programs designed to help patients obtain much needed medications. There have been various other lines of argument that have also been discredited over time as investors have recognized their flaws. As we have noted before, it is clear that some outside parties have not understood our business or our industry, and have fundamentally not understood Acthar.

The key point often overlooked in all of this background noise, however, is something that Questcor employees hear regularly from doctors - that Acthar often helps patients with serious medical conditions who are in need of an alternative treatment option. After decades of neglect, the drug has found a small but important niche for doctors to employ in managing some of their most difficult-to-treat patients, and it is quite often helping people who are very sick and have no other treatment options. From the regular reports that we hear from doctors, we know that many patients are being helped by the continued availability of Acthar.

The Form 8-K filed with the SEC on January 23, 2014 contained other questions and answers, as well as cautionary language related to forward-looking statements, and investors are encouraged to read that Form 8-K in its entirety. That Form 8-K is available through the SEC’s on-line filing retrieval system (EDGAR) at www.sec.gov, or through the Company’s website at www.questcor.com (in the “Financial Information” section under the “Investor Relations” tab).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014	QUESTCOR PHARMACEUTICALS, INC.

	By	/s/ Michael H. Mulroy
Michael H. Mulroy
Executive Vice President and
General Counsel